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                                                                     EXHIBIT 4.1


                              REXALL SUNDOWN, INC.
                       1996 REXALL SHOWCASE INTERNATIONAL
                        DISTRIBUTOR STOCK PURCHASE PLAN




     1. Nature of Plan. The purpose of this Plan is to provide an additional incentive to participating Rexall Showcase International, Inc. ("RSI") Distributors (as hereinafter defined) by enabling them to acquire a stock ownership interest in Rexall Sundown, Inc., a Florida corporation (the "Company"), of which RSI is a wholly-owned subsidiary, and to attract and retain persons of ability as independent distributors of RSI and entice such persons to exert their best efforts on behalf of RSI.

     2. Definitions. As used herein, the following capitalized terms shall have the meaning indicated:

     (a) "Administrator" shall mean the bank, trust company or other entity appointed by the Committee to administer the Plan pursuant to Section 10 hereof.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Committee" shall mean the Compensation/Stock Option Committee of the Board, or, in the absence of any such Committee, the Board.

     (d) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

     (e) "Distributor" shall mean an individual, partnership or corporation whose completed Distributor Application has been received and accepted by RSI.

     (f) "Director" shall mean a Distributor which has satisfied certain performance criteria established by RSI.

     (g) "One-Star Director" shall mean a Director which has satisfied certain performance criteria established by RSI.

     (h) "Participant" shall mean any Director who is participating in the Plan.

     (i) "Plan" shall mean this Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor Stock Purchase Plan.

     3. Eligibility and Participation.

     (a) Each active and effective Director may participate in the Plan.

     (b) Any Distributor electing to participate in the Plan shall evidence such election (and any changes thereof, including any election to cancel participation in the Plan pursuant to Section 6 hereof) on such forms as shall be supplied by the Company (the "Election Forms") and in accordance with such administrative rules and procedures as are established by the Committee. Participation in the Plan by an eligible Director shall be effective as of August 1, 1996 and each subsequent September 1st, January 1st, March 1st or June 1st (the "Enrollment Date"), whichever such date immediately follows the Company's receipt of such Distributor's properly prepared and executed Election Forms and shall continue until it terminates pursuant to Section 6 hereof.




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     4. Contributions to Plan; Accounts.

     (a) Distributor Contributions.

           (i) Each Participant whose monthly commission check (the "Commission Check") is $500.00 or more may elect to have an amount not less than $50.00, and not in excess of 10% of the aggregate of such Participant's monthly Commission Check (in no event may such amount exceed $1,000), withheld by the Company by deduction from the Commission Check and contributed to the Participant's Account (as hereinafter defined) in lieu of otherwise receiving such amount of compensation (such contributions are referred to herein as "Distributor Contributions"). The Company may adjust as necessary the amount of a Participant's Distributor Contributions to comply with the aforementioned contribution parameters.

           (ii) Such election (and any termination or changes thereof) shall be made on the Commission Check deduction authorization form (the "Deduction Form" or the "Termination Form", as the case may be) included with the Election Forms in accordance with such administrative rules and procedures as shall be established by the Committee. Any such election shall become effective as of August 1, 1996 and each subsequent September 1st, January 1st, March 1st, March 1st or June 1st, whichever such date immediately follows the Company's receipt of such Deduction Form or Termination Form.

     (b) Distributor Accounts. A separate non-interest bearing account shall be maintained by the Administrator to reflect the interest of each Participant under the Plan (each, an "Account"). Each Participant's Distributor Contributions shall be held in his or her Account pending application of such amounts toward the purchase of Common Stock as provided in Section 5 hereof. A Participant shall have the right upon the election to terminate his or her participation under the Plan to withdraw all or any portion of the cash balance of, and any Common Stock credited to, his or her Account upon the Participant's demand and in accordance with such administrative rules and procedures as are established by the Committee. Any cash or stock dividends on shares of Common Stock credited to a Participant's Account shall be credited to such Participant's Account.

     5. Purchase of Shares.

     (a) Stock Purchase Date. Purchases of Common Stock shall be made on behalf of each Participant's Account on the 25th day of each calendar month, or on the next succeeding business day if the 25th day is not a business day (the "Stock Purchase Date"). On each Stock Purchase Date, the Administrator shall apply the funds then accumulated in a Participant's Account to the purchase on behalf of the Participant's Account of the maximum number of full shares of Common Stock that can be purchased with the accumulated funds at the applicable price as determined pursuant to Section 5(b) hereof. The Common Stock purchased pursuant hereto shall be purchased from the Company and may consist of either authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company at any time. Any funds remaining in a Participant's Account after the purchase of such maximum number of full shares on any Stock Purchase Date shall be retained in the Participant's Account and treated as a part of the accumulation for the next succeeding calendar month.

     (b) Purchase Price.

           (i) The purchase price for Common Stock purchased from the Company pursuant to the Plan shall be as follows:

     (A) For Directors, the purchase price shall be the closing price of the Common Stock as reported by the Nasdaq National Market on the date of issuance or acquisition, as the case may be, on behalf of any particular Participant; and


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     (B) For Active One-Star Directors and above, the purchase price shall be
95% of the closing price of the Common Stock as reported by the Nasdaq National Market on the date of issuance or acquisition, as the case may be, on behalf of any particular Participant.

           (ii) No fees, commissions or other charges in connection with the purchase of Common Stock under the Plan shall be paid by, or otherwise charged to, Participants or their Accounts.

     6. Termination of Participation.

     (a) Voluntary Cancellation; Other Termination. A Participant's participation in the Plan shall immediately terminate if and when (i) the Participant voluntarily elects to cancel his or her participation in the Plan (such cancellation shall be effective as of the date of the Company's receipt of a properly prepared and executed Termination Form evidencing such cancellation), (ii) the Participant ceases to be eligible to participate in the Plan by reason of the termination of the Participant as a Distributor, the Participant's death, or otherwise, or (iii) the Participant has made no Distributor Contributions for a continuous period of six (6) months. Upon any such termination of participation (other than by reason of the Participant's death), any funds contributed by the Participant that remain in the Participant's Account shall be paid to the Participant, without payment of interest thereon, and any Common Stock credited to the Participant's Account shall be delivered to the Participant. Upon termination of participation by reason of a Participant's death, the Participant's Account shall be disbursed in accordance with Section 7(b) hereof.

     (b) Participation Following Termination. A Participant whose participation in the Plan is terminated may, on the next succeeding Enrollment Date after his or her participation is terminated, elect to again participate in the Plan so long as the Participant continues to be a Director.

     7. Assignment of Plan Interest.

     (a) No rights of a Participant under the Plan, including such Participant's rights in and to his or her Account, are assignable by the Participant by operation of law or otherwise. Any attempt by a Participant or other person to assign, alienate, create a security interest in or otherwise encumber, any of the Participant's interest under the Plan, or to subject the Participant's interest to attachment, execution, garnishment or other legal or equitable process shall be void.

     (b) A Participant may designate a beneficiary or beneficiaries to receive the balance of his or her Account at the time of his or her death (a "Beneficiary Designation"). A Participant may change or cancel his or her Beneficiary Designation at any time. A Beneficiary Designation (or cancellation thereof) shall be effective as of the date of the Company's receipt of properly prepared and executed Election Forms evidencing such Beneficiary Designation (or cancellation thereof). Subject to such administrative rules and procedures as are established by the Committee, a Participant's Beneficiary Designation shall be controlling over any other purported disposition by his or her will or otherwise, and, upon the death of the Participant, the Company shall pay to the beneficiary or beneficiaries so designated any funds contributed by the Participant that remain in the Participant's Account, without interest thereon, and shall transfer to such person(s) any Common Stock credited to the Participant's Account. If a Beneficiary Designation designates more than one beneficiary, each designated beneficiary who survives the Participant shall receive an equal portion of the Account, provided, however, that if the Beneficiary Designation specifically provides for a different allocation of the Account among beneficiaries, the Participant's Account shall be disbursed in accordance with such different allocation subject to such administrative rules and procedures as are established by the Committee. Upon the death of a Participant who has no effective Beneficiary Designation or no surviving beneficiaries under his or her Beneficiary Designation, the Participant's Account balance shall be paid, and any Common Stock credited to his or her Account shall be transferred, to the personal representative, executor or other administrator of the Participant's estate. Upon the disposition of a Participant's Account in accordance with this Section 7, the Company shall have no further liability therefor or in connection therewith.

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     8. Expenses; Reports.

     (a) All expenses of administering the Plan, including the maintenance of Participants' Accounts, shall be paid or otherwise borne by the Company. The Company's incurrence of such expenses shall not be deemed to be a contribution by the Company to any Participant.

     (b) Each Participant shall be furnished with the status of his or her Participant's Account on a quarterly basis.

     9. Voting of Common Stock.

     Each Participant is entitled to direct the exercise of any voting rights attributable to shares of Common Stock credited to the Participant's Account under the Plan. The Committee shall establish appropriate procedures whereby Participants may direct the exercise of such voting rights at shareholder meetings and all other occasions for the exercise of such voting rights. If a Participant does not direct the exercise of such voting rights with respect to any particular occasion for the exercise thereof, such voting rights shall not be exercised with respect to such occasion.

     10. Administration of the Plan.

     (a) The Plan shall be administered by the Committee, which shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee. The Committee may, from time to time, adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

     (b) The Committee shall appoint a bank, trust company or other appropriate entity to serve as Administrator of the Plan. The Administrator's duties shall include establishing and maintaining a separate Account for each Participant, purchasing Common Stock on behalf of Participants' Accounts, maintaining records of each Participant's Account and furnishing to Participants the reports required by Section 8(b) hereof. The Committee shall direct the Administrator with regard to its duties under the Plan.

     (c) The Committee may allocate its fiduciary responsibilities among its members and may designate one or more other persons (including any officers of the Company and the Administrator) to carry out fiduciary responsibilities under the Plan. The Committee may employ accountants, legal counsel and other agents to assist it in the performance of its duties under the Plan. All reasonable expenses of the Committee in connection with its administration of the Plan shall be borne by the Company as provided in Section 8 hereof.

     11. Shares Available for Purchase; Adjustment.

     (a) Subject to the following paragraph (b), the aggregate number of shares of Common Stock purchased pursuant to the Plan shall not exceed Five Hundred Thousand (500,000).

     (b) If at any time while the Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of shares of Common Stock, then and in such event appropriate adjustments shall be made in the maximum number of shares of Common Stock that may be purchased under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so purchased.

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     (c) Except as otherwise expressly provided herein, the issuance by the
Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of options, rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock that may be purchased under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Common Stock that may be purchased under the Plan;
(iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     12. Transfer of Shares to Participants. As a condition to the purchase of any Common Stock for the benefit of, or the transfer of any Common Stock to, a Participant pursuant to the Plan, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any law or regulation, including, but not limited to a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the Participant's acquisition of such Common Stock and are endorsed upon the certificates therefor.

     13. Effective Date; Termination; Modification.

     (a) The effective date of the Plan is February 6, 1996, the date upon which the Board adopted the Plan. The Plan shall terminate on February 5, 2006, the tenth (10th) anniversary of the effective date thereof unless earlier terminated in accordance with the following paragraph. No Common Stock may be purchased pursuant to the Plan subsequent to its termination.

     (b) The Committee may at any time and from time to time amend, modify, suspend or terminate the Plan.

     (c) Notice of any amendment, modification, suspension, or termination of the Plan shall be sent to all Participants.

     (d) Promptly after any termination of the Plan, each Participant shall receive any funds contributed by the Participant that remain in, and the Common Stock credited to, his or her Account as of the date of termination, without interest thereon.

     14. Interpretation.

     (a) If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b) This Plan shall be governed by the laws of the State of Florida.

     (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

     Any reference to the singular or plural number, or to the masculine, feminine or neuter gender, shall be a reference to such other number or gender, as the case may be, as is appropriate.


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